Exhibit 10.103

AMENDED AND RESTATED

SECURITY AGREEMENT

THIS AMENDED AND RESTATED SECURITY AGREEMENT is dated as of January 9, 2004 by and between GOODNOW CAPITAL, L.L.C., a Delaware limited liability company (the “Lender”) as successor-by-merger to Goodnow Capital, Inc., and INCARA PHARMACEUTICALS CORPORATION (f/k/a Incara, Inc.), a Delaware corporation (the “Company”) and the successor-by-merger to Incara Pharmaceuticals Corporation, the Company’s former parent (the “Parent”).

RECITALS:

WHEREAS, affiliates of the Lender and the Parent entered into a non-binding letter of intent dated July 18, 2003 (the “LOI”), providing for the financing of up to an aggregate amount of $8,000,000 by the Lender to the Company; and

WHEREAS, the Lender advanced $3,000,000 to the Company pursuant to the terms and conditions of that certain Convertible Secured Promissory Note, dated as of July 28, 2003, made by the Company payable to the order of the Lender (the “$3M Note”); and

WHEREAS, the obligations of the Company under the $3M Note, together with any future advances made by the Lender to the Company, are secured by a first priority, perfected security interest in and lien upon the Collateral (as defined herein), pursuant to a security agreement, dated as of July 28, 2003, by and between the Lender and the Company (the “Original ICT Security Agreement”); and

WHEREAS, on September 16, 2003, the Company, the Lender and the Parent entered into a Debenture and Warrant Purchase Agreement (the “Purchase Agreement”), which provides, among other things, for the Lender to advance the balance of the $8,000,000 contemplated by the LOI, on and subject to the terms and conditions stated therein; and

WHEREAS, the balance of the $8,000,000 contemplated by the LOI is to be evidenced by a certain Convertible Secured Promissory Debenture, of even date hereof, in the maximum principal amount of $5,000,000, made by the Company payable to the order of the Lender (the “$5M Note”); and

WHEREAS, the $5M Note, as a future advance, is secured by the first priority, perfected security interest in and lien upon the Collateral granted pursuant to the Original ICT Security Agreement; and

WHEREAS, the parties hereto desire to amend and restate the Original ICT Security Agreement in its entirety to (i) confirm that the $5M Note is a future advance within the original $8,000,000 financing and is secured by the lien and security interest granted by the Original ICT Security Agreement, on the terms and conditions hereinafter set forth, and (ii) evidence that the $3M Note is no longer outstanding as a result of the automatic conversion of the $3M Note into shares of common stock of the Company upon consummation of the merger of the Parent with and into the Company on November 20, 2003;

NOW, THEREFORE, in consideration of the foregoing and the respective covenants hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Lender hereby agree to amend and restate the Original ICT Security Agreement in its entirety, and further agree as follows:

SECTION 1. DEFINITIONS.

1.1. General Definitions. As used in this Agreement, except as otherwise expressly provided or unless the context otherwise requires, the following terms shall have the meanings set forth below:

“Agreement” means the Original ICT Security Agreement as amended and restated by this Amended and Restated Security Agreement.

“Chattel Paper” means all chattel paper as such term is defined in the UCC, now owned or hereafter acquired, including, without limitation, electronic chattel paper, as such term is defined in the UCC.

“Collateral” means and includes all now and hereafter acquired assets of the Company including, without limitation:

(A) all Inventory;

(B) all Equipment;

(C) all General Intangibles;

(D) all Receivables;

(E) all Chattel Paper;

(F) all Letter-of-Credit Rights;

(G) all Instruments;

(H) the commercial tort claims set forth on Schedule VII attached hereto;

(I) all books, records, ledgercards, files, correspondence, computer programs, tapes, disks and related data processing software (owned by the Company or in which it has an interest) which at any time evidence or contain information relating to any or all of (A), (B), (C), (D), (E), (F), (G) and (H) above or are otherwise necessary or helpful in the collection thereof or realization thereupon;

(J) documents of title, policies and certificates of insurance, securities, Chattel Paper, other documents or instruments evidencing or pertaining to any or all of (A), (B), (C), (D) (E), (F), (G), (H) and (I) above;

(K) all Supporting Obligations and guarantees, including letters of credit and guarantees issued in support of Receivables, Chattel Paper, General Intangibles and Investment Property, Liens on real or personal property, leases, and other agreements and property which in any way secure or relate to any or all of (A), (B), (C), (D), (E), (F), (G), (H), (I) and (J) above, or are acquired for the purpose of securing and enforcing any item thereof;

(L) (i) all cash held as cash collateral to the extent not otherwise constituting Collateral, all other cash or property at any time on deposit with or held by the Company for the account of the Company (whether for safekeeping, custody, pledge, transmission or otherwise), (ii) all present or future deposit accounts (whether time or demand or interest or non-interest bearing) of the Company including those to which any such cash may at any time and from time to time be credited, (iii) all Payment Intangibles, (iv) all letter of credit obligations, (v) all investments and reinvestments (however evidenced) of amounts from time to time credited to such accounts, and (vi) all interest, dividends, distributions and other proceeds payable on or with respect to (1) such investments and reinvestments, (2) such accounts, and (3) all Investment Property; and

(M) all products and proceeds of (A), (B), (C), (D), (E), (F), (G), (H), (I), (J), (K) and (L) above (including, but not limited to, all claims to items referred to in (A), (B), (C), (D), (E), (F), (G), (H), (I), (J), (K) and (L) above) and all claims of the Company against third parties for (x) loss of, damage to, or destruction of, and payments due or to become due under, leases, rentals and hires of any or all of (A), (B), (C), (D), (E), (F), (G), (H), (I), (J), (K) and (L) above and (y) proceeds payable under, or unearned premiums with respect to, policies of insurance in whatever form.

“Company” shall have the meaning set forth in the introductory paragraph hereof.

“Copyright License” means any written agreement, now or hereafter in effect, granting any right to any third party under any Copyright now or hereafter owned by the Company or which the Company otherwise has the right to license, or granting any right to the Company under any Copyright now or hereafter owned by any third party, and all rights of the Company under any such agreement.

“Copyrights” means all of the following now owned or hereafter acquired by the Company: (a) all copyright rights in any work subject to the copyright laws of the United States or any other country, whether as author, assignee, transferee or otherwise, and (b) all registrations and applications for registration of any such copyright in the United States or any other country, including registrations, recordings, supplemental registrations and pending applications for registration in the United States Copyright Office, including those listed on Schedule IV attached hereto.

“Customer” means and includes the account debtor with respect to any Receivable and/or the prospective purchaser of goods, services or both with respect to any contract or contract right, and/or any party who enters into or proposes to enter into any contract or other arrangement with the Company, pursuant to which the Company is to deliver any personal property or perform any services.

“Default” means any act or event which, with the giving of notice or passage of time or both, would constitute an Event of Default.

“Equipment” means all equipment as such term is defined in the UCC, now owned or hereafter acquired, including, without limitation, equipment, machinery and goods (excluding Inventory), whether or not constituting fixtures, including, without limitation: plant and office equipment, tools, dies, parts, data processing equipment, computer equipment with embedded software and peripheral equipment, furniture and trade fixtures, trucks, trailers, loaders and other vehicles and all replacements and substitutions therefore and all accessions thereto.

“Event of Default” means the occurrence of any of the events set forth in Section 6.1.

“General Intangibles” means all general intangibles as such term is defined in the UCC, now owned or hereafter acquired, including, without limitation, Payment Intangibles, Intellectual Property, equipment formulation, manufacturing procedures, quality control procedures, product specifications, registrations, contract rights, choice in action, causes of action, corporate or other business records, goodwill, claims under guarantees, franchises, tax refunds, tax refund claims, computer programs, computer data bases, computer program flow diagrams, source codes, object codes and all other intangible property of every kind and nature.

“Instruments” means all instruments as such term is defined in the UCC, now owned or hereafter acquired, including, without limitation, a negotiable instrument or a certificated security or any other writing which evidences a right to the payment of money.

“Intellectual Property” means all intellectual and similar property of the Company of every kind and nature now owned or hereafter acquired by the Company, including inventions, designs, Trademarks, Patents, Copyrights, Licenses, trade secrets, confidential or proprietary technical and business information, know-how, show-how or other data or information, software and databases and all embodiments or fixations thereof and related documentation, registrations and franchises, and all additions, improvements and accessions to, and books and records describing or used in the connection with, any of the foregoing.

“Inventory” means all inventory as such term is defined in the UCC, now owned or hereafter acquired, including, without limitation, goods, merchandise and other personal property, wherever located, to be furnished under any contract of service or held for sale or lease, all raw materials, work in process, finished goods and materials and supplies of any kind, nature or description which are or might be used or consumed in business or used in selling or furnishing such goods, merchandise and other personal property, and all documents of title or other documents representing them.

“Investment Property” means all investment property as such term is defined in the UCC.

“Lender” shall have the meaning set forth in the introductory paragraph hereof.

“Letter-of-Credit Rights” means all letter-of-credit rights as such term is defined in the UCC, now owned or hereafter acquired, including, without limitation, rights to payment or performance under a letter of credit, whether or not the beneficiary has demanded or is entitled to demand payment or performance.

“License” means any Patent License, Trademark License, Copyright License or other license or sublicense to which the Company is a party.

“Liens” means any pledge, hypothecation, assignment, deposit arrangement, lien, charge, claim, security interest, security title, mortgage, security deed or deed of trust, easement or encumbrance, or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any lease or title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of, or agreement to give, any financing statement perfecting a security interest under the UCC or comparable law of any jurisdiction).

“LOI” has the meaning set forth in the Recitals.

“Note” means the $5M Note.

“Obligations” means any and all obligations, liabilities and indebtedness of every kind, nature and description owing by the Company to the Lender, including principal, interest, charges, fees, costs and expenses, however evidenced, whether as principal, surety, endorser or otherwise, whether arising under this Agreement, the Note, the Purchase Agreement or otherwise, whether now existing or hereafter arising, and whether direct or indirect, absolute or contingent, joint or several, secured or unsecured, due or not due, contractual or tortious, and liquidated or unliquidated, including without limitation all future advances, loans, extensions of credit and accommodations.

“Original ICT Security Agreement” has the meaning set forth in the Recitals.

“Patent License” means any written agreement, now or hereafter in effect, granting to any third party any right to make, use or sell any invention on which a Patent, now or hereafter owned by the Company or which the Company otherwise has the right to license, is in existence, or granting to the Company any right to make, use or sell any invention on which a Patent, now or hereafter owned by any third party, is in existence, and all rights of the Company under any such agreement.

“Patents” means all of the following now owned or hereafter acquired by the Company: (a) all letters patent of the United States or any other country, all registrations and recordings thereof, and all applications for letters patent of the United States or any other country, including registrations, recordings and pending applications in the United States Patent and Trademark Office or any similar offices in any other country, including those listed on Schedule V attached hereto; and (b) all reissues, continuations, divisions, continuations-in-part, renewals or extensions thereof, and the inventions disclosed or claimed therein, including the right to make, use and/or sell the inventions disclosed or claimed therein.

“Payment Intangibles” means all payment intangibles as such term is defined in the UCC, now owned or hereafter acquired, including, without limitation a General Intangible under which the account debtor’s principal obligation is a monetary obligation.

“Premises” means all premises where the Company conducts its business and has any rights of possession.

“Purchase Agreement” has the meaning set forth in the Recitals.

“Receivables” means all accounts as such term is defined in the UCC, including, without limitation each and every right to the payment of money, whether such right to payment now exists or hereafter arises, whether such right to payment arises out of a sale, lease or other disposition of goods or other property, out of a rendering of services, out of a loan, out of the overpayment of taxes or other liabilities, or otherwise arises under any contract or agreement, whether such right to payment is created, generated or earned by the Company or by some other person who subsequently transfers such person’s interest to the Company, whether such right to payment is or is not already earned by performance, and howsoever such right to payment may be evidenced, together with all other rights and interests (including all Liens) which the Company may at any time have by law or agreement against any account debtor or other obligor obligated to make any such payment or against any property of such account debtor or other obligor; including but not limited to all present and future accounts, contract rights, loans and obligations receivable, Chattel Paper, bonds, notes and other debt instruments, tax refunds and rights to payment in the nature of General Intangibles.

“Security Interest” shall have the meaning ascribed to such term in Section 2.1 hereof.

“Supporting Obligations” means all supporting obligations as such term is defined in the UCC.

“Trademark License” means any written agreement, now or hereafter in effect, granting to any third party any right to use any Trademark, now or hereafter owned by the Company or which the Company otherwise has the right to license, or granting to the Company any right to use any Trademark now or hereafter owned by any third party and all rights of the Company under any such agreement.

“Trademarks” means all of the following now owned or hereafter acquired by the Company: (a) all trademarks, service marks, trade names, corporate names, company names, business names, fictitious business names, trade styles, trade dress, logos, other source or business identifiers, designs and general intangibles of like nature, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all registrations and recording applications filed in connection therewith, including registrations and registration applications in the United States Patent and Trademark Office, any State of the United States or any similar offices in any other country or any political subdivision thereof, and all extensions or renewals thereof, including those listed on Schedule VI attached hereto; (b) all goodwill associated therewith or symbolized thereby; and (c) all other assets, rights and interests that uniquely reflect or embody such goodwill.

“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York.

“$3M Note” has the meaning set forth in the Recitals.

“$5M Note” has the meaning set forth in the Recitals.

SECTION 2. SECURITY INTEREST.

2.1. Security Interest.

(a) To secure the prompt and complete payment and performance to the Lender of the Obligations, the Company hereby assigns, pledges and grants to the Lender a continuing first priority security interest in and to the Collateral, whether now owned or existing or hereafter acquired or arising and wheresoever located, whether or not the same is subject to Article 9 of the UCC (the “Security Interest”). All of the Company’s ledger sheets, files, records, books of account, business papers and documents relating to the Collateral shall, until delivered to or removed by the Lender following an Event of Default, be kept by the Company in trust for the Lender until all Obligations have been paid or otherwise satisfied in full.

(b) The Company hereby authorizes the Lender to file one or more financing statements (including fixture filings), amendments, filings with the United States Patent and Trademark Office or United States Copyright Office (or any successor office or any similar office in any other country) or other documents for the purpose of perfecting, confirming, continuing, enforcing or protecting the Security Interest granted by the Company, without the Company’s signature appearing thereon. The Company agrees to furnish to the Lender promptly upon request any information necessary for the purpose of perfecting, confirming, continuing, enforcing or protecting the Security Interest granted by the Company. If any Receivable becomes evidenced by a promissory note or any other instrument for the payment of money, the Company will immediately deliver such instrument to the Lender appropriately endorsed.

SECTION 3. REPRESENTATIONS AND WARRANTIES.

The Company represents and warrants to the Lender as follows:

3.1. Title; No Other Liens. Except for the Lien granted to the Lender pursuant to this Agreement, the Company owns each item of the Collateral free and clear of any and all Liens or claims of others. No security agreement, financing statement or other public notice with respect to all or any part of the Collateral is on file or of record in any public office, except such as may have been filed in favor of the Lender pursuant to this Agreement.

3.2. Perfected First Priority Liens. The Liens granted pursuant to this Agreement will constitute upon the completion of all the filings or notices listed in Schedule I hereto, perfected Liens on all Collateral, which are prior to all other Liens on such Collateral and which are enforceable as such against all creditors of the Company.

3.3. Accounts. No amount payable to the Company under or in connection with any Receivable that constitutes part of the Collateral is evidenced by any Instrument (other than checks in the ordinary course of business) or Chattel Paper which has not been delivered to the Lender. The place where the Company keeps its records concerning the Receivables that constitute part of the Collateral is set forth on Schedule II hereto.

3.4. Consents. No consent, filing, approval, registration, recording, or other action is required (x) for the grant by the Company of the Lien on the Collateral pursuant to this Agreement or for the execution, delivery or performance of this Agreement by the Company, or (y) to perfect the Lien purported to be created by this Agreement.

3.5. Inventory. The Inventory that constitutes part of the Collateral is, as of the date hereof, kept at the locations listed on Schedule II hereto and has not been kept at any other location within the five-month period ending on the date hereof.

3.6. Chief Executive Office. The Company’s chief executive office and chief place of business is located at 79 T.W. Alexander Drive, 4401 Research Commons, Suite 200, Research Triangle Park, North Carolina 27709.

3.7. Power and Authority. The Company has full power, authority and legal right to enter into this Agreement and to grant the Lender the Lien on the Collateral pursuant to this Agreement.

3.8. Binding Obligation. This Agreement has been duly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company enforceable in accordance with its terms.

3.9. Non Violation. The execution, delivery and performance of this Agreement will not violate any provision of any applicable law or regulation or of any order, judgment, writ, award or decree of any court, arbitrator or governmental authority, domestic or foreign, or of any mortgage, indenture, lease, contract or other agreement, instrument or undertaking to which the Company is a party or which purports to be binding upon the Company or upon any of its assets and will not result in the creation or imposition of any Lien on any of the assets of the Company except as contemplated by this Agreement.

3.10. Capitalization. Set forth on Schedule 3.10 hereto is (a) the authorized capital stock of the Company on the date hereof; (b) the number of shares of capital stock issued and outstanding; (c) the number of shares of capital stock issuable pursuant to the Company’s stock plans; and (d) the number of shares of capital stock issuable and reserved for issuance pursuant to securities (other than the Note) exercisable for, or convertible into or exchangeable for, any shares of capital stock of the Company. Except as set forth on Schedule 3.10, there are no outstanding warrants, options, convertible securities or other rights, agreements or arrangements of any character under which the Company or any of its Subsidiaries is or may be obligated to issue any equity securities of any kind.

SECTION 4. COVENANTS OF THE COMPANY.

The Company covenants and agrees with the Lender that from and after the date of this Agreement until the later of (x) the payment or performance in full by the Company of its Obligations, and (y) full and indefeasible repayment of the Note:

4.1. Further Documentation; Pledge of Instruments and Chattel Paper. At any time and from time to time, upon the written request of the Lender, and at the sole expense of the Company, the Company will promptly and duly execute and deliver such further instruments and documents and take such further action as the Lender may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, including, without limitation, the filing of any financing or continuation statements under the UCC in effect in any such jurisdiction with respect to the Liens created hereby and the execution and delivery of a separate security agreement or assignments, in a form acceptable to the Lender, with respect to any of the Intellectual Property in which the Lender has been granted a security interest hereunder. If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any Instrument or Chattel Paper, such Instrument or Chattel Paper shall be immediately delivered to the Lender, duly endorsed in a manner satisfactory to the Lender, to be held as Collateral pursuant to this Agreement.

4.2. Indemnification. The Company agrees to pay, and to save the Lender harmless from, any and all liabilities, costs and expenses (including, without limitation, legal fees and expenses) (i) with respect to, or resulting from, any delay in paying, any and all excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Collateral, (ii) with respect to, or resulting from, any delay by the Company in complying with any law or regulation applicable to any of the Collateral, (iii) in connection with any action taken by the Lender in exercising its rights under this Agreement to protect and maintain the Collateral and the Security Interest, and (iv) in connection with the preparation and enforcement of this Agreement and the related documents. In any suit, proceeding or action brought by the Lender under any Receivable or contract that constitutes part of the Collateral for any sum owing thereunder, or in connection with Lender’s efforts to collect any Receivable or enforce any provisions of any such contract, the Company will save, indemnify and keep the Lender harmless from and against all expense, loss or damage suffered by reason of any defense, setoff, counterclaim, recoupment or reduction or liability whatsoever of the account debtor or obligor thereunder, arising out of a breach by the Company of any obligation thereunder or arising out of any other agreement, indebtedness or liability at any time owing to or in favor of such account debtor or obligor or its successors from the Company.

4.3. Maintenance of Records. The Company will keep and maintain, at its own cost and expense, satisfactory and complete records of the Collateral, including, without limitation, a record of all payments received and all credits granted with respect to the Receivables that constitute part of the Collateral. The Company hereby grants to the Lender access to all of the Company’s books and records pertaining to the Collateral, and the Company shall turn over any such books and records for inspection at the office of the Company to the Lender or to their representatives during normal business hours at the request of the Lender.

4.4. Limitation on Liens on Collateral. The Company (x) will not create, incur or permit to exist, will defend, at its own expense, the Collateral against, and will take such other action as is necessary to remove, any Lien or claim on or to the Collateral, and (y) will defend the right, title and interest of the Lender in and to any of the Collateral against the claims and demands of all persons whomsoever.

4.5. Limitations on Dispositions of Collateral. The Company will not sell, transfer, lease or otherwise dispose of any of the Collateral or attempt, offer or contract to do so, except for sales of Inventory and the collection and use of cash proceeds in the ordinary course of its business and according to the Budget and the Plan (as defined in the Note), without the express, written agreement of the Lender.

4.6. Limitations on Performance of Contracts and Agreements Giving Rise to Receivables. The Company will not (i) fail to exercise promptly and diligently each and every material right or fail to perform each material obligation which it may have under each contract that constitutes part of the Collateral and each agreement giving rise to a Receivable that constitutes part of the Collateral (other than any right of termination) except where the Company determines in its reasonable business judgment that the failure to exercise such right or perform such obligation is in the best interest of the Company and consistent with the protection and preservation of the rights and interests of the Lender in the Collateral or (ii) fail to deliver to the Lender, upon request, a copy of each material demand, notice or document received by it relating in any way to any contract that constitutes part of the Collateral or any agreement giving rise to a Receivable that constitutes part of the Collateral. The Company will not amend or modify the terms of, or waive any rights under, any contract that constitutes part of the Collateral, without the express written consent of the Lender.

4.7. Further Identification of Collateral. The Company will furnish to the Lender from time to time, upon the request of the Lender, statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Lender may reasonably request, all in reasonable detail.

4.8. Notices. The Company will advise the Lender promptly, in reasonable detail, at its address in accordance with Section 9.5, (i) of any Lien on, or claim asserted against, any of the Collateral and (ii) of the occurrence of any other event which could reasonably be expected to have a material adverse effect on the value of any material portion of the Collateral or on the Liens created hereunder.

4.9. Change of Name; Location of Collateral; Records; Place of Business. The Company shall not make any change (a) in its name, (b) in the location of its chief executive office, its principal place of business, any office in which it maintains books or records relating to Collateral owned by it or any office facility at which Collateral owned by it is located (including the establishment of any such new office or facility) from the locations set forth on Schedule II attached hereto, (c) in its identity or type of organization or corporate structure, (d) in its Federal Taxpayer Identification Number or organizational identification number, or (e) in its jurisdiction of incorporation unless (i) the Company provides the Lender at least thirty (30) days prior written notice of such change and (ii) all filings have been made under the UCC or otherwise that are required in order for the Lender to continue at all times following such change to have a valid, legal and perfected first priority security interest in all of the Collateral.

4.10. Subsidiaries. This Agreement is entered into on behalf of and for the benefit of the Company and its subsidiaries and other entities controlled by the Company which have rights in the Collateral. The security interest granted by the Company hereunder is intended to include all rights of the Company in and to the Collateral, including any rights of its subsidiaries and such other entities in and to such Collateral, and the Company will not permit such subsidiaries and entities to exercise any of their rights with respect to the Collateral.

4.11. Payment of Taxes and Other Claims. The Company shall pay or discharge when due all taxes, assessments and governmental charges or levies imposed upon it unless same are not delinquent, provided, however, that the Company shall have the right to challenge in good faith by appropriate proceedings any disputed taxes, assessments or governmental charges or levies provided that the Company establishes appropriate reserves therefor in accordance with generally accepted accounting principles; and, provided, further, that notwithstanding any such contest, the Company shall pay such disputed taxes, assessments and governmental charges or levies if nonpayment would result in the imposition of any Lien on the Company’s assets or properties.

4.12. Indebtedness; Distributions; Investments; Consolidation and Merger; Subsidiaries; Nature of Business; Affiliate Transactions; Invoices. The Company shall not (i) create, incur, assume or suffer to exist any indebtedness (exclusive of trade debt) whether secured or unsecured other than the Company’s indebtedness to the Lender; (ii) declare, pay or make any dividend or distribution on any shares of the common stock or preferred stock of the Company or apply any of its funds, property or assets to the purchase, redemption or other retirement of any common or preferred stock of the Company; (iii) directly or indirectly, prepay any indebtedness (other than to the Lender but only as permitted by the terms of the Note), or repurchase, redeem, retire or otherwise acquire any indebtedness of the Company; (iv) make advances, loans or extensions of credit to any person; (v) become either directly or contingently liable upon the obligations of any person by assumption, endorsement or guaranty thereof or otherwise; (vi) enter into any merger, consolidation or other reorganization with or into any other person or acquire all or a portion of the assets or stock of any person or permit any other person to consolidate with or merge with it; (vii) enter into any partnership, joint venture or similar arrangement; (viii) materially change the nature of the business in which it is presently engaged; (ix) enter into any transaction with any affiliate, except in the ordinary course on arms-length terms; or (x) bill accounts under any name except the present name of the Company.

4.13. Reserved.

4.14. Use and Disposition of Collateral. The Company shall (i) not dispose of any of the Collateral whether by sale, lease or otherwise except for (A) the use or sale of Inventory in the ordinary course of business, and (B) the disposition or transfer of obsolete and worn-out Equipment in the ordinary course of business and (ii) keep and maintain the Equipment in good operating condition, except for ordinary wear and tear, and shall make all necessary repairs and replacements thereof so that the value and operating efficiency shall at all times be maintained and preserved.

4.15. Risk of Loss; Insurance. The Company shall bear the full risk of loss from any loss of any nature whatsoever with respect to the Collateral. At the Company’s own cost and expense in amounts and with carriers acceptable to the Lender, the Company shall (a) keep all its insurable properties and properties in which it has an interest insured against the hazards of fire, flood, sprinkler leakage, those hazards covered by extended coverage insurance and such other hazards, and for such amounts, as is customary in the case of companies engaged in businesses similar to the Company’s including, without limitation, public and product liability insurance, worker’s compensation, insurance against larceny, embezzlement or other criminal misappropriation of insured’s officers and employees and business interruption insurance; (b) furnish the Lender with (i) copies of all policies and evidence of the maintenance of such policies and will consult in good faith with the Lender regarding replacement or renewal of coverage in advance of any expiration date, and (ii) obtain appropriate loss payable endorsements in form and substance satisfactory to the Lender, naming the Lender as loss payee and providing that as to the Lender the insurance coverage shall not be impaired or invalidated by any act or neglect of the Company and the insurer will provide the Lender with at least thirty (30) days notice prior to cancellation. Upon an Event of Default: (i) all loss recoveries received by the Lender upon any such insurance may be applied to the Obligations, in such order as the Lender in its sole discretion shall determine; (ii) any surplus shall be paid by the Lender to the Company or applied as may be otherwise required by law: and (iii) any deficiency thereon shall be paid by the Company to the Lender, on demand.

4.16. Notice of Certain Events. The Company shall promptly inform the Lender in writing of: (a) the commencement of all proceedings and investigations by or before, and/or the receipt of any notices from, any governmental or nongovernmental body and all actions and proceedings in any court or before any arbitrator against or in any way concerning any of the Company’s properties, assets or business, which might singly or in the aggregate, have a materially adverse effect on the Company; (b) any amendment of the Company’s certificate of incorporation or by-laws; (c) any change in the Company’s business, assets, liabilities, condition (financial or otherwise), results of operations or business prospects which has had or might have a material adverse effect on the Company; (d) any Event of Default or Default; (e) any default or any event which with the passage of time or giving of notice or both would constitute a default under any agreement for the payment of money to which the Company is a party or by which the Company or any of the Company’s properties may be bound which would have a material adverse effect on the Company’s business, operations, property or condition (financial or otherwise) or the Collateral; (f) any change in the location of the Company’s Inventory or Equipment from the locations listed on Schedule II attached hereto; (g) any material delay in the Company’s performance of any of its obligations to any Customer and of any assertion of any material claims, offsets or counterclaims by any Customer and of any allowances, credits and/or other monies granted by it to any Customer; and (h) any material return of goods.

4.17. Attorney-in-fact. The Company hereby irrevocably appoints the Lender or any other person whom the Lender may designate as the Company’s attorney-in-fact, with full power and authority in place and stead of the Company and in the name of the Company or in its own name to: (i) on or after the occurrence and continuation of an Event of Default, endorse the Company’s name on any checks, notes, acceptances, money orders, drafts or other forms of payment or security that may come into the Lender’ possession; (ii) on or after the occurrence and continuation of an Event of Default, sign the Company’s name on any invoice or bill of lading relating to any Receivables, drafts against Customers, schedules and assignments of Receivables, notices of assignment, financing statements and other public records, verifications of account and notices to or from Customers; (iii) on or after the occurrence and continuation of an Event of Default, verify the validity, amount or any other matter relating to any Receivable by mail, telephone, telegraph or otherwise with Customers; (iv) on or after the occurrence and continuation of an Event of Default, execute customs declarations and such other documents as may be required to clear Inventory through United States Customs; (v) do all things necessary to carry out this Agreement; (vi) continue any insurance existing pursuant to the terms of this Agreement and pay all or any part of the premium therefor and the cost thereof; and (vii) on or after the occurrence and continuation of an Event of Default, notify the post office authorities to change the address for delivery of the Company’s mail to an address designated by the Lender, and to receive, open and dispose of all mail addressed to the Company. The Company hereby ratifies and approves all acts of the attorney. The powers conferred on the Lender hereunder are solely to protect its interests in the Collateral and shall not impose any duty upon it to exercise any such powers. Neither the Lender nor the attorney will be liable for any acts or omissions or for any error of judgment or mistake of fact or law, except for gross negligence or willful misconduct. This power, being coupled with an interest, is irrevocable so long as an account which is assigned to the Lender or in which the Lender has a security interest remains unpaid and until the Obligations have been fully satisfied.

4.18. Food and Drug Administration. The Company shall comply in all material respects with all Food and Drug Administration requirements necessary for the Lender to exercise their rights hereunder and to realize on the Collateral.

SECTION 5. RESERVED

SECTION 6. EVENTS OF DEFAULT; RIGHTS AND REMEDIES.

6.1. Events of Default. The occurrence of the following events shall constitute an “Event of Default”:

(a) an Event of Default (as defined in the Note) under the Note, the Purchase Agreement or the Amended and Restated Aeolus Guaranty;

(b) a breach or default by the Company of this Agreement, which breach or default has not been cured within thirty (30) days after receipt by the Company of notice thereof;

(c) the security interests granted herein do not constitute for any reason a first priority perfected security interest in all of the Collateral; or

(d) if any of the guarantees made by the Company or any of its Affiliates in favor of the Lender with respect to the Note, shall, for any reason, be terminated or otherwise cease to be valid, binding and enforceable.

6.2. Rights and Remedies. Upon the occurrence and continuation of any Event of Default, the Lender shall have the right to demand repayment in full of all Obligations. Until all Obligations have been fully and indefeasibly satisfied, the Lender shall retain its Security Interest in all Collateral. The Lender shall have, in addition to all other rights provided herein, the rights and remedies of a secured party under the UCC and under other applicable law, all other legal and equitable rights to which the Lender may be entitled, including without limitation, the right to take immediate possession of the Collateral, to require the Company to assemble the Collateral, at the Company’s expense, and to make it available to the Lender at a place designated by the Lender which is reasonably convenient to both parties and to enter any of the Premises of the Company or wherever the Collateral shall be located, with or without process of law, and to keep and store the same at any such premises until sold (and in the case of Collateral located at any of the Premises or any other property of the Company, the Company agrees not to charge the Lender for storage thereof). Further, the Lender may, at any time or times after the occurrence of an Event of Default, sell and deliver all Collateral held by or for the Lender in one or more parcels at public or private sale for cash, upon credit or otherwise, at such prices and upon such terms as the Lender, in the Lender’s sole discretion, deems advisable or the Lender may otherwise recover upon the Collateral in any commercially reasonable manner as the Lender, in its sole discretion, deems advisable. Except as to that part of the Collateral which is perishable or threatens to decline speedily in nature or is of a type customarily sold on a recognized market, the requirement of reasonable notice shall be met if such notice is mailed postage prepaid to the Company at the Company’s address as shown in the Lender’s records, at least ten (10) days before the time of the event of which notice is being given. The Lender may be the purchaser at any sale, if it is public. Until the Lender is able to effect a sale, lease, or other disposition of Collateral, the Lender shall have the right to use or operate Collateral, or any part thereof, to the extent that it deems appropriate for the purpose of preserving Collateral or its value or for any other purpose deemed appropriate by the Lender. The Lender shall have no obligation to the Company to maintain or preserve the rights of the Company as against third parties with respect to Collateral while Collateral is in the possession of the Lender. The Lender may, if it so elects, seek the appointment of a receiver or keeper to take possession of Collateral and to enforce any of the Lender’s remedies with respect to such appointment without prior notice or hearing. In connection with the exercise of the foregoing remedies, the Lender is granted permission to use: (a) all of the Company’s Intellectual Property which are used in connection with Inventory for the purpose of disposing of such Inventory; and (b) any Equipment for the purpose of completing the manufacture of unfinished goods. The proceeds of sale shall be applied first to all costs and expenses of sale, including reasonable and documented attorneys’ fees and expenses, and second to the payment (in whatever order the Lender elects) of all Obligations. The Lender will return any excess to the Company and the Company shall remain liable to the Lender for any deficiency.

6.3. Grant of License to Use Intellectual Property. For the purpose of enabling the Lender to exercise rights and remedies under this Article at such time as the Lender shall be lawfully entitled to exercise such rights and remedies, the Company hereby grants to the Lender an irrevocable, non-exclusive license (exercisable without payment of royalty or other compensation to the Company) following the occurrence of an Event of Default, to use, license or sublicense any of the Collateral consisting of Intellectual Property now owned or hereafter acquired by the Company, and wherever the same may be located, and including in such license reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof. The use of such license by the Lender shall be exercised, at the option of the Lender, upon the occurrence and during the continuation of an Event of Default; provided that any license, sublicense or other transaction entered into by the Lender in accordance herewith shall be binding upon the Company notwithstanding any subsequent cure of an Event of Default.

SECTION 7. SENIORITY.

The Security Interest granted hereunder upon the Collateral shall be senior to and have priority over all debt of the Company.

SECTION 8. LIABILITY DISCLAIMER. Under no circumstances whatsoever shall the Lender be deemed to assume any responsibility for or obligation or duty with respect to any part or all of the Collateral, of any nature or kind whatsoever, or with respect to any matter or proceedings arising out of or relating thereto. The Lender shall not be required to take any action of any kind to collect or protect any interest in the Collateral, including but not limited to any action necessary to preserve its, or the Company’s rights against prior parties to any of the Collateral. Except in cases of gross negligence or willful misconduct, the Lender shall not be liable or responsible in any way for the safekeeping, care or custody of any of the Collateral, or for any loss or damage thereto, or for any diminution in the value thereof, or for any act or default of any agent or bailee of the Lender or the Company, or of any carrier, forwarding agency or other person whomsoever, or for the collection of any proceeds, but the same shall be at the Company’s sole risk at all times. Except in cases of gross negligence or willful misconduct, the Company hereby releases the Lender from any claims, causes of action and demands at any time arising out of or with respect to this Agreement or the Obligations, and any actions taken or omitted to be taken by the Lender with respect thereto, and the Company agrees to defend and hold the Lender harmless from and with respect to any and all such claims, causes of action and demands.

SECTION 9. MISCELLANEOUS.

9.1. No Waiver; Cumulative Remedies. No failure or delay by the Lender in exercising any right, power or remedy under this Agreement shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy under this Agreement. The remedies provided in this Agreement are cumulative and not exclusive of any remedies provided by law.

9.2. Waivers. The Company waives presentment and protest of any instrument and notice thereof, notice of default and all other notices to which the Company might otherwise be entitled.

9.3. Security Interest Absolute. All rights of the Lender hereunder, the Security Interest and all the Obligations shall be absolute and unconditional irrespective of (a) any lack of validity or enforceability of any agreement with respect to any of the Obligations, (b) any change in the time, manner or place of payment of, or in any other term of, the Obligations, (c) any exchange, release or non-perfection of any Lien on other collateral, or any release or amendment or waiver of or consent under or departure from any guarantee securing or guaranteeing all or any of the Obligations, or (d) any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Company in respect of the Obligations or this Agreement.

9.4. Amendments, Etc. No amendment, modification, termination or waiver of any provision of this Agreement or consent to any departure by the Company therefrom or any release of a Lien shall be effective unless the same shall be in writing and signed by the Lender, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No notice to or demand on the Company in any case shall entitle the Company to any other or further notice or demand in similar or other circumstances.

9.5. Notices. Any notices required or permitted to be given under the terms of this Agreement shall be in writing and shall be sent by mail, personal delivery, facsimile transmission or courier and shall be effective five (5) days after being placed in the mail, if mailed, or upon receipt, if delivered personally, by facsimile transmission or by courier, in each case addressed to a party at such party’s address (or facsimile transmission number) shown below or such other address (or facsimile transmission number) as a party shall have provided by notice to the other party in accordance with this provision. In the case of any notice to the Company, such notice shall be addressed to the Company, P.O. Box 14287 (if by U.S. mail), 79 T.W. Alexander Drive, 4401 Research Commons, Suite 200, Research Triangle Park, North Carolina 27709, Attention: Clayton I. Duncan (facsimile transmission number (919) 544-1245), and a copy shall also be given to: Wyrick Robbins Yates & Ponton LLP, 4101 Lake Boone Trail, Suite 300, Raleigh, North Carolina 27607 Attention: Larry E. Robbins, Esq., and in the case of any notice to the Lender, such notice shall be addressed to the Lender at 152 West 57th Street, 21st Floor, New York, New York 10019, Attention: Mitchell D. Kaye (facsimile transmission number (212) 247-1329), and a copy shall be given to: Lowenstein Sandler PC, 65 Livingston Avenue, Roseland, New Jersey 07068 Attention: Steven E. Siesser, Esq. (facsimile transmission number (973) 597-2507).

9.6. Costs and Expenses.

(a) The Company shall pay all of the Lender’s reasonable and documented out-of-pocket costs and expenses in connection with the prosecution or defense of any action, contest, dispute, suit or proceeding concerning any matter in any way arising out of, related to or connected with this Agreement. The Company shall also pay all of the Lender’s reasonable and documented out-of-pocket costs and expenses, including, without limitation, fees and disbursements of counsel, in connection with: (i) the preparation, execution and delivery of any waiver, amendment or consent proposed or executed in connection with the transactions contemplated by this Agreement; (ii) the Lender’s obtaining performance of the Company’s obligations under this Agreement, including, but not limited to, the enforcement or defense of the Security Interest, assignments of rights and Liens hereunder as valid perfected security interests; and (iii) any attempt to inspect, verify, protect, collect, sell, liquidate or otherwise dispose of any Collateral.

(b) Any such amounts payable as provided hereunder shall be additional Obligations secured hereby. The provisions of this Section 9.6 shall remain operative and in full force and effect regardless of the termination of this Agreement, the Note or any other agreement entered into in connection therewith, the repayment of the amounts advanced under the Note, the invalidity or unenforceability of any term or provision of this Agreement or any investigation made by or on behalf of the Lender. All amounts due under this Section 9.6 shall be payable on written demand therefor.

9.7. Counterparts; Faxes. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement may also be executed via facsimile, which shall be deemed an original.

9.8. Binding Effect; Assignment; Complete Agreement. This Agreement shall be binding upon and inure to the benefit of the Company and the Lender and their respective successors and assigns, except that the Company shall not have the right to assign or transfer its rights or obligations hereunder or any interest herein or in the Collateral (and any such assignment or transfer shall be void). Upon a transfer by the Lender, the Lender shall be released from all responsibility for the Collateral for all actions arising after the date of such transfer to the extent same is assigned to any transferee. For purposes of emphasis and clarity, the Company hereby acknowledges that this Agreement inures to the benefit of the Lender named herein as the successor-by-merger to Goodnow Capital, Inc., a Delaware corporation, the lender named in the Original ICT Security Agreement as though the Lender named herein were the original party thereto.

9.9. Severability of Provisions. Any provision of this Agreement which is prohibited or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof.

9.10. Titles and Subtitles; Cross-References. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement. All references in this Agreement to Articles, Sections, subsections, Exhibits and Schedules, shall be to Articles, Sections, subsections, Exhibits and Schedules of this Agreement unless otherwise explicitly specified. All references to statutes and related regulations shall include any amendments of same and any successor statutes and regulations.

9.11. Governing Law; Consent to Jurisdiction. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York, without reference to the choice of law principles thereof. Any legal action, suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby shall only be instituted, heard and adjudicated (excluding appeals) in a state or federal court located in the Southern District of New York, and each party hereto knowingly, voluntarily and intentionally waives any objection which such party may now or hereafter have to the laying of the venue of any such action, suit or proceeding, and irrevocably submits to the exclusive personal jurisdiction of any such court in any such action, suit or proceeding. Service of process in connection with any such action, suit or proceeding may be served on each party hereto anywhere in the world by the same methods as are specified for the giving of notices under this Agreement. Notwithstanding the foregoing to the contrary, the Company may institute and prosecute any action, suit or proceeding in any court of competent jurisdiction it shall deem advisable in connection the enforcement of its rights against the Collateral.

9.12. No Jury Trial. Each party acknowledges and agrees that any controversy that may arise under this Agreement is likely to involve complicated and difficult issues. ACCORDINGLY, EACH SUCH PARTY HEREBY KNOWINGLY, VOLUNTARILY

AND INTENTIONALLY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. Each party certifies and acknowledges that (i) no other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver, (ii) each such party understands and has considered the implications of this waiver, and (iii) each such party has been induced to enter into this Agreement by, among other things, the waivers and certifications in this Section 9.12.

9.13. Recapture. Anything in this Agreement to the contrary notwithstanding, if the Lender receives any payment or payments on account of the Obligations, which payment or payments or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver, or any other party under the United States Bankruptcy Code, as amended, or any other federal or state bankruptcy, reorganization, moratorium or insolvency law relating to or affecting the enforcement of creditors’ rights generally, common law or equitable doctrine, then to the extent of any sum not finally retained by the Lender, the Company’s obligations to the Lender shall be reinstated and this Agreement shall remain in full force and effect (or be reinstated) until payment shall have been made to the Company, which payment shall be due on demand.

9.14. Termination. When all Obligations shall have been indefeasibly paid in full, this Agreement shall terminate, and the Lender shall forthwith cause to be assigned, transferred and delivered, against receipt but without any recourse, warranty or representation whatsoever, any remaining Collateral and money received in respect thereof, to or on the order of the Company and to be released and canceled all licenses and rights granted to it hereunder. The Lender shall also execute and deliver to the Company upon such termination such UCC termination statements and such other documentation as shall be reasonably requested by the Company to effect the termination of the release of the Liens on the Collateral.

9.15. Construction. The parties acknowledge that each party and its counsel have reviewed this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any amendments, schedules or exhibits hereto.

9.16 Entire Agreement. This Agreement supersedes, amends, restates and replaces the Original ICT Security Agreement in its entirety, and constitutes the entire agreement of the parties hereto with respect to the subject matter hereof. For purposes of clarity and emphasis, this Agreement does not grant a new Lien and Security Interest in the Collateral, but instead, among other things, confirms that the Lien and Security Interest originally granted to the Lender pursuant to the Original ICT Security Agreement secures the $5M Note as of the date of the Lien and Security Interest granted pursuant to the Original ICT Security Agreement.

[Signatures begin on the following page]

IN WITNESS WHEREOF, this Agreement has been duly executed as of the day and year first above written.

COMPANY:

INCARA PHARMACEUTICALS CORPORATION

By:
Name:
Title:

GOODNOW CAPITAL, L.L.C.

By:
Name:
Title: